FIRST AMENDMENT TO INCENTIVE LISTING FEE NOTE AGREEMENT

This FIRST AMENDMENT TO INCENTIVE LISTING FEE NOTE Agreement (this “Amendment”) is entered into as of September 10, 2012 by and among American Realty Capital Trust, Inc., a Maryland corporation (“ARCT”), American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (together with ARCT, the “Obligors”) and AR Capital, LLC, a Delaware limited liability company (the “Holder”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

A. The Obligors and the Holder are parties to that certain Incentive Listing Fee Note Agreement, dated as of September 6, 2012 (the “Agreement”).

B. The Holder has determined to relinquish its potential right to receive the Additional Note.

C. Pursuant to Section 3.7 of the Agreement, the parties hereto desire to make certain amendments to the Agreement.

AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

I. Section 1.1 of the Agreement is hereby deleted in its entirety, and the following new Section 1.1 is substituted in its place:

1.1 Issuance of the Subordinated Incentive Listing Fee Note. If the excess of (I) the sum of (a) the market value of ARCT’s common stock, based on the average market value of the shares issued and outstanding at the Listing over the 30 trading days beginning 180 days after the Listing plus (b) distributions paid by ARCT from and after May 21, 2008 and prior to the Listing exceeds (II) the sum of (c) the total amount of capital raised from stockholders during ARCT’s IPO and (d) the amount of cash flow necessary to generate a 6.0% annual cumulative, non-compounded return to such stockholders through the date of the Listing (the excess of clause (I) over clause (II) being hereinafter referred to as the “Excess Value Amount”), then the Obligors, jointly and severally, shall issue to the Holder the Subordinated Incentive Listing Fee in the form of a promissory note, substantially in the form of Exhibit A (the “Subordinated Incentive Listing Fee Note”), in a principal amount equal to 15% of the Excess Value Amount; provided, however, that the principal amount of the Subordinated Incentive Listing Fee Note (x) will not be less than $58,600,000 and (y) will not be more than $76,000,000.

II. Exhibit A of the Agreement is hereby restated in their entirety with Exhibit A to this Amendment.

III. Exhibit B of the Agreement is hereby deleted in its entirety.

IV. All references in the Agreement to the “Additional Note” are hereby deleted in their entirety, and the corresponding grammatical changes as the context requires are hereby made.

* * *

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

OBLIGORS:

American Realty Capital Trust, Inc.

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By: American Realty Capital Trust, Inc., its general partner

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

HOLDER:

AR CAPITAL, LLC

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

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Exhibit A

FORM OF Subordinated Incentive Listing Fee Note

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, MODIFIED OR OTHERWISE SUPPLEMENTED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF [__________], 2012, BETWEEN AR CAPITAL, LLC, RBS CITIZENS, N.A., AS SENIOR REVOLVER AGENT, AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SENIOR TERM LOAN AGENT (OR ANY “SUCCESSOR SENIOR AGENT” (AS DEFINED THEREIN) PARTY THERETO), TO THE “SENIOR DEBT” (AS DEFINED THEREIN), AND EACH Holder OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO AMERICAN REALTY CAPITAL TRUST, INC. (“ARCT”), AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P. (“ARCOP” AND, TOGETHER WITH ARCT, THE “ISSUERS”), OR A SUBSIDIARY OF EITHER ISSUER; OR (B) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE). THIS INSTRUMENT IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

$[__________]	[_______], 2012

FORM OF PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, AMERICAN REALTY CAPITAL TRUST, INC., a Maryland corporation (“ARCT”), and American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (“ARCOP” and, together with ARCT, the “Obligors”), jointly and severally promise to pay to AR CAPITAL, LLC, a Delaware limited liability company (the “Holder”), at its address at 405 Park Avenue, New York, New York 10022, or such other place as the Holder may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the aggregate amount of [_________________________] DOLLARS in accordance with the provisions of this Promissory Note (this “Note”). Capitalized terms have the meanings ascribed such terms herein.

1.	Interest.

The Obligors shall pay to the Holder interest on the principal amount of this Note, accruing from the date hereof or from the most recent date on which interest has been paid or provided for, at a rate equal to [___]%1 per annum, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 during the term of this Note, commencing on [__________], 20122.

2.	Payment of Principal.

(a)	Scheduled Payment. Subject to Section 5, the Obligors will pay the outstanding principal amount of this Note on [________], 2015[3], together with any accrued and unpaid interest thereon; provided that during the period commencing on the date hereof through and including October 31, 2012, upon not less than five (5) Business Days’ prior written notice by the Holder, subject to Section 5 the Obligors will pay the outstanding principal amount of this Note on such fifth Business Day (any such date of payment, (the “Maturity Date”).

(b)	Mandatory Prepayment.

(i)	Subject to Section 5, the Holder shall have the right to require that the Obligors prepay the outstanding principal amount of this Note (including all accrued and unpaid interest thereon) with the Net Cash Proceeds of any Asset Sale. Within three (3) Business Days after the receipt of any Net Cash Proceeds in respect of any Asset Sale, the Obligors shall send to the Holder a notice stating: (a) that an Asset Sale that has generated Net Cash Proceeds has occurred and that the Holder has the right to require the Obligors to prepay the outstanding principal amount of this Note plus accrued but unpaid interest in an amount equal to such Net Cash Proceeds (which amount will be specified in dollars); (b) the circumstances and relevant facts regarding such Asset Sale (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Asset Sale); (c) the prepayment date (which shall be not earlier than fifteen (15) calendar days nor later than thirty (30) calendar days from the date such notice is mailed); and (d) the instructions determined by the Obligors, consistent with this Section 2(b), that the Holder must follow in order to have this Note prepaid.

1 To be the applicable federal rate established by the Internal Revenue Service on the date of this Note.

2 To be the date that is the last day of the quarter during which this Note is issued.

3 To be the date that is the three-year anniversary of the date of this Note.

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(ii)	If the Holder elects to have all or a portion of this Note prepaid, it will be required to provide a notice to the Obligors (at the address specified in the notice from the Obligors to the Holder) specifying the amount of this Note it desires to have prepaid and, if the entire Note is to be prepaid, the Holder shall be required to surrender this Note, in each case at least three (3) Business Days prior to the prepayment date.

3.	[RESERVED]

4.	[RESERVED]

5.	Payment Restrictions; Subordination. Notwithstanding anything to the contrary set forth in this Note, any payment of principal, interest, or other amounts hereunder will be subject to the applicable restrictions contained in the Subordination Agreement. In furtherance of the foregoing, to the extent any payment in cash would be prohibited by the terms of the Subordination Agreement on any payment date, the Holder agrees that the portion of any such payment that cannot be made in cash (the “Restricted Portion”) may, at the election of the Holder, by prior written notice to the Obligors, be deferred, with interest calculated as under Section 1, until such time as payment of the Restricted Portion may be made in cash.

6.	No Redemption or Prepayment. Except as set forth in Section 2(b), this Note is not subject to redemption or prepayment at the election of the Obligors.

7.	Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Obligors shall execute and deliver, in exchange and substitution for and upon cancellation of this Note (if mutilated), or in lieu of or in substitution for this Note (if lost, stolen or destroyed), a new promissory note for the outstanding principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Obligors.

8.	Cancellation. After all amounts at any time owed under this Note have been paid in full, the Holder shall surrender this Note to the Obligors for cancellation, and no other promissory note or instrument shall be reissued.

9.	Costs of Enforcement. In the event of the breach by the Obligors of any provision of this Note or the occurrence of an Event of Default, the Holder shall, subject to Section 5, be entitled to proceed to protect and enforce its rights hereunder by appropriate judicial proceedings and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The Obligors shall reimburse the Holder for all reasonable costs and expenses incurred in connection with the protection and enforcement of its rights hereunder and collection of all amounts owing hereunder plus reasonable attorneys’ fees and expenses.

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10.	Events of Default. For purposes of this Note, an “Event of Default” will be deemed to have occurred if:

(a)	the Obligors default in the payment of any principal due under this Note pursuant to either Section 2(a) or Section 2(b) hereof;

(b)	the Obligors default in the payment of any interest or other amounts (other than principal) due under this Note (unless such nonpayment is in accordance with Section 5) and such default has continued for longer than fifteen (15) days;

(c)	a Change of Control occurs; or

(d)	a Bankruptcy Event of Default occurs.

11.	Remedies Upon an Event of Default. The Obligors shall, within five (5) Business Days after becoming aware thereof, notify the Holder of the occurrence of any Event of Default. If an Event of Default shall occur and be continuing, the Holder shall be entitled to declare all outstanding principal of this Note and accrued and unpaid interest through the date of such declaration to be immediately due and payable, by a notice in writing to the Holder. Upon any such declaration, subject to Section 5, (a) such principal and interest shall become due and payable immediately and (b) the Maturity Date shall be accelerated to the date of such acceleration.

12.	Definitions.

(a)	“Asset Sale” means any transaction or series of transactions whereby: (i) either Obligor directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any real estate asset, real estate related loan or other investment or portion thereof, including any event with respect to any real estate asset that gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) either Obligor directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all the direct or indirect interest of such Obligor in any joint venture in which it is a co-venturer, member or partner; (iii) any joint venture in which either Obligor is a co-venturer, member or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any real estate asset or portion thereof, including any event with respect to any real estate asset which gives rise to insurance claims or condemnation awards; or (iv) either Obligor directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its direct or indirect interest in any real estate related loan or portion thereof (including with respect to any real estate related loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards in connection therewith; or (v) either Obligor directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any other investment asset not previously described in this definition or any portion thereof.

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(b)	“Bankruptcy Event of Default” means any of the following: (i) a case or proceeding shall have been commenced against either Obligor seeking a decree or order in respect of such Obligor (a) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (b) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Obligor, or of any substantial part of such Obligor’s assets, or (c) ordering the winding-up or liquidation of the affairs of such Obligor, and such case or proceeding shall remain undismissed or unstayed for sixty (60) calendar days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) such Obligor shall (a) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (b) fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Obligor, or of any substantial part of any of such Obligor’s assets, (c) make an assignment for the benefit of creditors, (d) take any corporate or partnership, as applicable, action in furtherance of any of the foregoing, or (e) admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due.

(c)	“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.

(d)	“Change of Control” means any of the following: (i) any person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all equity interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35%) or more of the equity interests of ARCT entitled to vote for members of the board of directors or equivalent governing body of ARCT on a fully-diluted basis (and taking into account all such equity interests that such person or group has the right to acquire pursuant to any option right); (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of ARCT (together with any new directors whose election by the board of directors of ARCT or whose nomination for election by the stockholders of ARCT was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (iii) ARCT shall cease to own and control all of the general partner interest in ARCOP; or (iv) ARCOP shall cease to own and control all of the economic and voting rights associated with all of the outstanding equity interests of each of its subsidiaries (other than those subsidiaries of ARCOP owned through a joint venture).

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(e)	“Net Cash Proceeds” means the aggregate proceeds paid in cash received by either Obligor in connection with any Asset Sale, net of (i) direct costs (including legal and accounting fees, sales commissions and underwriting discounts and all title and recording expenses), (ii) all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence thereof, (iii) all payments made by such Obligor on any indebtedness that is secured by the assets subject to such Asset Sale in accordance with the terms of any lien upon or with respect to such assets or that must, by the terms of such lien or by applicable law, be repaid out of the proceeds from such Asset Sale and (iv) a reasonable reserve for the after-tax costs of any indemnification payments (fixed or contingent) attributable to the seller’s indemnities to the purchaser undertaken by such Obligor in connection with such Asset Sale. Upon release from reserve or escrow or payment of any amounts referred to in clause (iv) above that are released or paid to such Obligor or any reduction in the amount of taxes required to be accrued pursuant to clause (ii) above resulting in a payment to such Obligor, such amounts shall then be deemed to be “Net Cash Proceeds”.

(f)	“Senior Agents” means each of (i) RBS Citizens, N.A., in its capacity as administrative agent under the Senior Revolver Agreement and (ii) Wells Fargo Bank, National Association, in its capacity as administrative agent under the Senior Term Loan Agreement.

(g)	“Senior Revolver Agreement” means the Credit Agreement, dated as of August 17, 2011, by and among the Obligors, RBS Citizens, N.A., as administrative agent, and the lenders party thereto, as amended (including any amendment and restatement thereof), supplemented, waived or otherwise modified from time to time.

(h)	“Senior Term Loan Agreement” means (i) the Term Loan Agreement, dated as of April 16, 2012, by and among the Obligors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended (including any amendment and restatement thereof), supplemented, waived or otherwise modified from time to time and (ii) after the Long-Term Senior Term Loan Refinancing is consummated, the Long-Term Senior Term Loan Agreement (in each case as defined in the Subordination Agreement).

(i)	“Subordination Agreement” means the Subordination Agreement, dated as of the date hereof, by and among Holder, the Senior Agents and acknowledged by the Obligors.

13.	Miscellaneous.

(a)	Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given only if delivered (i) personally against written receipt, (ii) by facsimile transmission against facsimile confirmation, (iii) mailed by prepaid first class certified mail, return receipt requested, or (iv) mailed by prepaid overnight courier to the addresses set forth on the signature pages hereof. All such notices, requests, demands, waivers and other communications shall be deemed to have been given, (x) in the case of clauses (i) and (ii) above, on the date of such delivery and (y) in the case of clauses (iii) and (iv) above, when received.

(b)	Amendments; Waivers.

(i)	Subject to the terms of the Subordination Agreement, this Note may be altered, amended or waived only by prior written agreement signed by the party or parties against whom enforcement of any alteration, amendment or waiver is sought.

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(ii)	No failure or delay by either party in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Note shall be deemed to constitute a waiver by the party taking such action of compliance with any agreements contained in this Note. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(c)	Successors and Assigns. Neither party may assign or transfer this Note or any of its obligations or benefits under this Note (other than by operation of law) in any manner whatsoever without the prior written consent of the other party. The provisions hereof shall be binding upon the legal representatives, successors and permitted assigns of the Obligors and shall inure to the benefit of Holder and its successors by operation of law.

(d)	Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof that would require the application of any other law.

(e)	Entire Agreement. This Note and the other agreements and instruments referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto with respect to the subject matter hereof.

(f)	Severability. Any provision of this Note that is prohibited or unenforceable shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable law. To the extent any provision of this Note is determined to be prohibited or unenforceable in any jurisdiction, the Obligors and the Holder agree to use commercially reasonable efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

THE OBLIGORS:

AMERICAN REALTY CAPITAL TRUST, INC.

By:
          Name:
         Title:

AMERICAN REALTY CAPITAL operating partnership, l.p.

By:
          Name:
         Title:

Address for Notices:

American Realty Capital Trust, Inc.
American Realty Capital Operating Partnership, L.P.
405 Park Avenue, 15th Floor
New York, New York 10022
Facsimile No.: (646) 861-7812
Attention: William M. Kahane

with a copy to:

American Realty Capital Trust, Inc.
American Realty Capital Operating Partnership, L.P.
405 Park Avenue, 15th Floor
New York, New York 10022
Facsimile No.: (646) 861-7804
Attention: Jesse C. Galloway

[Signature Page to Promissory Note]

AGREED TO AND ACCEPTED:

Holder:

AR CAPITAL, LLC

By:
          Name:
         Title:

Address for Notices:

AR Capital, LLC
405 Park Avenue
New York, New York 10022
Facsimile No.:
Attention: Nicholas S. Schorsch

[Signature Page to Promissory Note]